Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Heather Pribyl

952.253.0731

Buffalo Wild Wings, Inc. Announces
Fourth Quarter Earnings per Share of $1.10

Minneapolis, Minnesota, February 4, 2014 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD) announced today financial results for the fourth quarter and fiscal year ended December 29, 2013. Highlights for the fourth quarter versus the same period a year ago were:

o	Total revenue increased 12.4% to $341.5 million

o	Company-owned restaurant sales grew 13.1% to $319.8 million

o	Same-store sales increased 5.2% at company-owned restaurants and 3.1% at franchised locations

o	Net earnings increased 24.9% to $20.8 million from $16.7 million, and earnings per diluted share increased 23.6% to $1.10 from $0.89

As a reminder, Buffalo Wild Wings utilizes a 52- or 53-week fiscal year. The fiscal year ended December 29, 2013 was a 52-week year, with the fourth quarter of 2013 having thirteen weeks. The fiscal year ended December 30, 2012 was a 53-week year, with the fourth quarter of 2012 including fourteen weeks.

Sally Smith, President and Chief Executive Officer, commented, “The fourth quarter completed a great year for Buffalo Wild Wings. In 2013 we continued to build the brand for future success by focusing on several key initiatives, including selling chicken wings by portion, our new Stadia restaurant design, continued rollout of our guest experience model, launch of Game Changer beer brewed by Redhook, continued international expansion, and a minority investment in PizzaRev.”

Ms. Smith continued, “Same-store sales growth, along with 53 additional company-owned and 49 franchised restaurants, helped drive the total revenue increase of 12.4% in the fourth quarter. Excluding the fourteenth week of the fourth quarter of 2012, total revenue increased 22.0%. Cost of sales and labor improved as a percentage of company-owned restaurant sales in the fourth quarter compared to last year. As a result, our net earnings grew 24.9% and earnings per diluted share increased 23.6% for the quarter when compared to the fourth quarter of 2012. Excluding the fourteenth week in fourth quarter last year, our 2013 fourth quarter net earnings grew 59.6% and earnings per diluted share increased 57.1%.”

Total revenue increased 12.4% to $341.5 million in the fourth quarter compared to $303.8 million in the fourth quarter of 2012. Company-owned restaurant sales for the quarter increased 13.1% over the same period in 2012, to $319.8 million, driven by a company-owned same-store sales increase of 5.2% and 53 additional company-owned restaurants at the end of fourth quarter 2013 relative to the same period in 2012. Franchise royalties and fees increased 2.7% to $21.7 million for the quarter versus $21.1 million in the fourth quarter of 2012. This increase is attributed to a franchised same-store sales increase of 3.1% and 49 additional franchised restaurants at the end of the period versus a year ago. The revenue increases were calculated using the thirteen weeks of operation in the fourth quarter of 2013 compared to the fourteen weeks of operation in the fourth quarter of 2012.

Average weekly sales for company-owned restaurants were $58,204 for the fourth quarter of 2013 compared to $55,595 for the same quarter last year, a 4.7% increase. Franchised restaurants averaged $61,167 for the period versus $58,490 in the fourth quarter a year ago, a 4.6% increase.

For the fourth quarter, net earnings increased 24.9% to $20.8 million versus $16.7 million in the fourth quarter of 2012. Earnings per diluted share were $1.10 as compared to fourth quarter 2012 earnings per diluted share of $0.89.

2014 Outlook

Ms. Smith remarked, “With our wall-to-wall televisions and big screens, Buffalo Wild Wings was the place for our guests to Tablegate™ and watch football - from NCAA bowl games to the NFL playoffs culminating with the Super Bowl. Same-store sales for the first five weeks of 2014 were 4.8% at company-owned restaurants and 2.1% at franchised locations compared to (0.2%) and 1.0%, respectively, for the same period last year. The excitement of March Madness is just around the corner and we’ll launch our Blazin’ Bracket Challenge to engage guests online and in restaurant. In the first quarter we expect to open nine company-owned restaurants, we anticipate our franchise partners in the United States will open 13 locations, and our international franchisees in Mexico have already opened two restaurants.”

Ms. Smith concluded, “We continue to evolve Buffalo Wild Wings as a vibrant and strong brand. We recently achieved a significant milestone with the opening of our 1,000th location. We are rolling out new guest-facing technologies, including tabletop tablets and proprietary TV content, to further enhance guest engagement. In addition to continued unit growth, net earnings will be driven by same-store sales momentum and continued operational diligence. We reaffirm our 20% net earnings growth goal for 2014.”

Buffalo Wild Wings will be hosting a conference call today, February 4, 2014 at 4:00 p.m. Central Standard Time to discuss these results. There will be a simultaneous webcast conducted at our investor website ir.buffalowildwings.com.

A replay of the call will be available until February 11, 2014. To access this replay, please dial 1-858-384-5517 password 4659693.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings’ menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,000 Buffalo Wild Wings locations across 49 states in the United States, Canada and Mexico.

Forward-looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to our future financial and store performance measures and growth goals for 2014 and beyond, including but not limited to those relating to our first quarter sales trends and projected unit and net earnings growth rates for 2014 and beyond. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by terminology, including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly non-U.S. locations), success of acquired restaurants and investments in new or emerging concepts, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our system standards, the cost of commodities such as traditional chicken wings, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 30, 2012, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

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BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Dollar and share amounts in thousands except per share data)

(unaudited)

	Three months ended		Twelve months ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Revenue:
Restaurant sales	$319,830	282,679	1,185,351	963,963
Franchise royalties and fees	21,717	21,147	81,368	76,567

Total revenue	341,547	303,826	1,266,719	1,040,530

Costs and expenses:
Restaurant operating costs:
Cost of sales	95,345	90,440	363,755	303,653
Labor	95,802	85,457	360,302	289,167
Operating	47,353	41,645	174,338	141,417
Occupancy	18,127	14,798	68,394	54,147
Depreciation and amortization	22,164	19,023	84,978	67,462
General and administrative	26,620	21,936	96,182	84,149
Preopening	4,965	5,968	14,647	14,630
Loss on asset disposals and impairment	1,560	1,169	3,262	3,291

Total costs and expenses	311,936	280,436	1,165,858	957,916

Income from operations	29,611	23,390	100,861	82,614
Investment income	30	41	674	754

Earnings before income taxes	29,641	23,431	101,535	83,368
Income tax expense	8,826	6,771	29,981	26,093

Net earnings	$20,815	16,660	71,554	57,275

Earnings per common share – basic	$1.11	0.90	3.81	3.08
Earnings per common share – diluted	1.10	0.89	3.79	3.06
Weighted average shares outstanding – basic	18,787	18,608	18,770	18,582
Weighted average shares outstanding – diluted	18,965	18,789	18,872	18,705

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended		Twelve months ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Revenue:
Restaurant sales	93.6%	93.0%	93.6%	92.6%
Franchising royalties and fees	6.4	7.0	6.4	7.4

Total revenue	100.0	100.0	100.0	100.0

Costs and expenses:
Restaurant operating costs:
Cost of sales	29.8	32.0	30.7	31.5
Labor	30.0	30.2	30.4	30.0
Operating	14.8	14.7	14.7	14.7
Occupancy	5.7	5.2	5.8	5.6
Depreciation and amortization	6.5	6.3	6.7	6.5
General and administrative	7.8	7.2	7.6	8.1
Preopening	1.5	2.0	1.2	1.4
Loss on asset disposals and impairment	0.5	0.4	0.3	0.3

Total costs and expenses	91.3	92.3	92.0	92.1

Income from operations	8.7	7.7	8.0	7.9
Investment income	0.0	0.0	0.1	0.1

Earnings before income taxes	8.7	7.7	8.0	8.0
Income tax expense	2.6	2.2	2.4	2.5

Net earnings	6.1	5.5	5.6	5.5

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands)

(unaudited)

	December 29, 2013	December 30, 2012
Assets
Current assets:
Cash and cash equivalents	$57,502	21,340
Marketable securities	7,584	9,579
Accounts receivable – net of allowance of $25	21,845	20,203
Inventory	9,492	7,820
Prepaid expenses	4,509	3,869
Refundable income taxes	4,329	4,122
Deferred income taxes	9,287	5,774
Restricted assets	68,208	52,829

Total current assets	182,756	125,536

Property and equipment, net	440,538	386,570
Reacquired franchise rights, net	33,403	37,370
Goodwill	32,533	32,365
Other assets	16,498	9,246

Total assets	$705,728	591,087

Liabilities and Stockholders’ Equity
Current liabilities:
Unearned franchise fees	$1,818	1,763
Accounts payable	31,806	36,418
Accrued compensation and benefits	52,049	39,637
Accrued expenses	13,784	11,461
System-wide payables	67,017	51,564

Total current liabilities	166,474	140,843

Long-term liabilities:
Other liabilities	1,913	1,752
Deferred income taxes	37,822	37,128
Deferred lease credits	33,711	27,992

Total liabilities	239,920	207,715

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized; none issued	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 18,803,663 and 18,623,370, respectively	133,203	121,450
Retained earnings	333,601	262,047
Accumulated other comprehensive loss	(996)	(125)

Total stockholders’ equity	465,808	383,372

Total liabilities and stockholders’ equity	$705,728	591,087

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollar amounts in thousands)

(unaudited)

	Twelve months ended
	December 29, 2013	December 30, 2012
Cash flows from operating activities:
Net earnings	$71,554	57,275
Adjustments to reconcile net earnings to cash provided by operations:
Depreciation	79,881	64,154
Amortization	5,097	3,308
Loss on asset disposals and impairment	3,253	2,883
Deferred lease credits	5,247	4,322
Deferred income taxes	(2,209)	(835)
Stock-based compensation	11,496	8,119
Excess tax benefit from stock issuance	(5,471)	(4,151)
Change in operating assets and liabilities:
Trading securities	(1,287)	(992)
Accounts receivable	(2,012)	(11,797)
Inventory	(1,581)	(1,088)
Prepaid expenses	(647)	(46)
Other assets	(1,218)	(2,071)
Unearned franchise fees	55	(89)
Accounts payable	(1,467)	3,172
Income taxes	5,264	7,590
Accrued expenses	13,405	15,434

Net cash provided by operating activities	179,360	145,188

Cash flows for investing activities:
Acquisition of property and equipment	(138,735)	(130,542)
Acquisition of businesses/investments in affiliates	(10,288)	(43,580)
Purchase of marketable securities	—	(132,140)
Proceeds from marketable securities	3,282	163,509

Net cash used in investing activities	(145,741)	(142,753)

Cash flows for financing activities:
Proceeds from line of credit	5,000	—
Repayments of line of credit	(5,000)	—
Issuance of common stock	2,514	2,783
Excess tax benefit from stock issuance	5,471	4,151
Tax payments for restricted stock units	(4,946)	(8,522)

Net cash provided by (used in) financing activities	3,039	(1,588)

Effect of exchange rate changes on cash and cash equivalents	(496)	(37)

Net increase in cash and cash equivalents	36,162	810

Cash and cash equivalents at beginning of year	21,340	20,530

Cash and cash equivalents at end of year	$57,502	21,340

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

Supplemental Information

Restaurant Count

Company-owned Restaurants:

	Q1	Q2	Q3	Q4
2013	397	407	415	434
2012	327	330	343	381
2011	263	277	288	319
2010	235	234	244	259
2009	206	215	220	232

Franchised Restaurants:

	Q1	Q2	Q3	Q4
2013	514	525	534	559
2012	505	505	511	510
2011	488	492	498	498
2010	430	447	457	473
2009	373	383	400	420

Same-Store Sales

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2013	1.4%	3.8%	4.8%	5.2%	3.9%
2012	9.2%	5.3%	6.2%	5.8%	6.6%
2011	3.9%	5.9%	5.7%	8.9%	6.1%
2010	0.1%	(0.1%)	2.6%	(0.3%)	0.6%
2009	6.4%	2.8%	0.8%	2.6%	3.1%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2013	2.2%	4.1%	3.9%	3.1%	3.3%
2012	7.3%	5.5%	5.8%	7.4%	6.5%
2011	1.6%	2.7%	4.2%	5.9%	3.6%
2010	0.7%	(0.7%)	0.3%	(1.1%)	(0.2%)
2009	6.0%	3.7%	1.9%	2.0%	3.4%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

Supplemental Information

Average Weekly Sales Volumes

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2013	$56,953	54,759	55,592	58,204	56,392
2012	55,131	51,524	52,561	55,595	53,783
2011	48,845	47,970	49,461	51,983	49,627
2010	45,327	43,021	44,394	45,595	44,601
2009	45,593	42,938	42,602	44,583	43,912

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2013	$60,050	58,186	58,926	61,167	59,594
2012	57,282	54,766	55,608	58,490	56,570
2011	52,744	50,995	51,350	53,385	52,081
2010	51,532	49,051	49,005	49,837	49,835
2009	50,729	48,619	48,458	50,115	49,479